IQST - IQSTEL and Cycurion – CYCU Execute $1 Million Stock Exchange, Announce Dividend Distribution and Strategic AI Cybersecurity Alliance

Shares will be calculated based on September 2, 2025, and planned to be issued within 30 days. Each company will distribute up to 50% of the received shares as a stock dividend, making IQSTEL shareholders co-owners of Cycurion and Cycurion shareholders co-owners of IQSTEL.

New York, NY – September 3, 2025 – IQSTEL Inc. (NASDAQ: IQST) (“IQSTEL”) and Cycurion Inc. (NASDAQ: CYCU) (“Cycurion”) today announced the execution of their previously announced $1 million stock exchange, finalizing the mutual equity agreement that aligns both companies and strengthens their alliance to build a next-generation AI-driven cybersecurity powerhouse.

Under the terms of the agreement, each company will issue $1 million worth of its common stock to the other. The number of shares will be calculated by dividing USD $1,000,000 by the applicable per-share price of the issuing company’s common stock. The per-share price will be the lower of:

(i)                 the Nasdaq Official Closing Price on the trading day immediately preceding the execution of the agreement (September 2, 2025), or

(ii)               the average Nasdaq Official Closing Price over the five consecutive trading days immediately preceding September 2, 2025.

The exact number of IQSTEL and Cycurion shares to be issued will be confirmed in writing by both parties.

Note: Both parties will complete all necessary regulatory approvals for the issuance and distribution of the dividends and will make a proper public announcement once approvals are obtained.

Dividend Distribution – Enhancing Shareholder Value

Consistent with the agreement, each company plans to distribute up to 50% of the shares it receives as a stock dividend to its shareholders.

• IQSTEL shareholders will receive Cycurion shares as a dividend.

• Cycurion shareholders will receive IQSTEL shares as a dividend.

This dividend effectively transforms investors of each company into co-owners of both businesses, creating stronger alignment and reinforcing the alliance’s long-term potential. The record date for the dividend will be announced later in a joint communication once the definitive regulatory steps are completed. Importantly, short sellers will not be entitled to the dividend.

Unlocking Shareholder Value

We believe this stock exchange cements the foundation of a mutual equity structure designed to align long-term interests, foster cross-selling opportunities, and maximize value creation. Together, IQSTEL and Cycurion represent a combined shareholder base of over 30,000 shareholders and weekly market liquidity in the millions of U.S. dollars.

“This transaction is transformative for both companies,” said Leandro Iglesias, CEO of IQSTEL. “By delivering immediate value through the planned dividend distribution and aligning our equity structures, we are setting a new standard for collaboration in AI-driven cybersecurity and connectivity.”

L. Kevin Kelly, CEO of Cycurion, added: “Finalizing this stock exchange unlocks the next phase of our collaboration. As equity partners, our strengths in U.S. government markets and global telecom will create powerful synergies for innovation and growth.”

Complementary Strengths – Powerful Synergies

• IQSTEL brings a global business platform in telecommunications, fintech, AI, and digital services, with established relationships across 600+ telecom operators worldwide.

• Cycurion contributes deep expertise in AI-driven cybersecurity with a strong foothold in the U.S. and government markets.

Together, the companies will:

• Develop and launch a state of the art AI-driven cybersecurity solution, combining IQSTEL’s AI proprietary technologies with Cycurion’s cybersecurity expertise.

• Cross-sell services, giving IQSTEL the ability to bring Cycurion’s cybersecurity products to its telecom clients worldwide, while Cycurion gains access to IQSTEL’s fintech and AI-driven offerings.

• Accelerate product innovation through integrated R&D efforts, bringing next-gen cybersecurity and AI solutions to market faster.

Looking Ahead

This executed transaction marks only the beginning of IQSTEL and Cycurion’s mutual equity journey. Both companies continue to explore opportunities for deeper collaboration, including joint ventures, expanded AI R&D, and new go-to-market strategies designed to scale revenues and capture additional market share.

About Cycurion Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

About IQSTEL Inc.

IQSTEL Inc. (NASDAQ: IQST) is a Global Connectivity, AI, & Digital Corporation providing advanced solutions across Telecom, High-Tech Telecom Services, Fintech, AI-Propietary Solutions, and Cybersecurity. With operations in 21 countries and a team of 100 employees, IQSTEL serves a broad global customer base with high-value, high-margin services. Backed by a strong and scalable business platform, the company is forecasting $340 million in revenue for FY-2025, reinforcing its trajectory toward becoming a $1 billion tech-driven enterprise by 2027.

Use of Non-GAAP Financial Measures: The Company uses certain financial calculations such as Adjusted EBITDA, Return on Assets and Return on Equity as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined under the SEC rules. The Company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items, other infrequent charges and currency fluctuations. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s core operating performance and provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating these non-GAAP financial measures are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP, and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly-titled measures of other companies.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Adjusted EBITDA excludes, in addition to non-operational expenses like interest expenses, taxes, depreciation and amortization; items that we believe are not indicative of our operating performance, such as:

▪  Change in Fair Value of Derivative Liabilities: These adjustments reflect unrealized gains or losses that are non-operational and subject to market volatility.

▪  Loss on Settlement of Debt: This represents non-recurring expenses associated with specific financing activities and does not impact ongoing business operations.

▪  Stock-Based Compensation: As a non-cash expense, this adjustment eliminates variability caused by equity-based incentives.

The Company believes Adjusted EBITDA offers a clearer view of the cash-generating potential of its business, excluding non-recurring, non-cash, and non-operational impacts. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. Words such as "anticipate," "believe," "estimate," "expect," "intend", "could" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our ability to complete complementary acquisitions and dispositions that benefit our company; our success establishing and maintaining collaborative, strategic alliance agreements with our industry partners; our ability to comply with applicable regulations; our ability to secure capital when needed; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and IQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

For more information, please visit www.IQSTEL.com.

Investor Relations Contact:

IQSTEL Inc.

300 Aragon Avenue, Suite 375, Coral Gables, FL 33134

Email: investors@IQSTEL.com